Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, Agere Systems Inc., a Delaware corporation (hereinafter referred to as the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended September 30, 2003; and

     WHEREAS, the undersigned is a Director and/or Officer of the Company, as indicated below his or her signature:

     NOW, THEREFORE, the undersigned hereby constitutes and appoints John W. Gamble, Jr., as attorney for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a Director and/or Officer of the Company, as indicated, to execute and file such Form 10-K and any amendments or supplements thereto, hereby giving and granting to said attorney, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 5th day of December, 2003.

By	/s/ Richard L. Clemmer	By	/s/ Thomas P. Salice
	Name: Richard L. Clemmer		Name: Thomas P. Salice
	Title: Director		Title: Director

By	/s/ John T. Dickson	By	/s/ Rae F. Sedel
	Name: John T. Dickson		Name: Rae F. Sedel
	Title: Chief Executive Officer,		Title: Director
President and Director

By	/s/ Rajiv L. Gupta	By	/s/ Harold A. Wagner
	Name: Rajiv L. Gupta		Name: Harold A. Wagner
	Title: Director		Title: Director

By	/s/ Richard S. Hill	By	/s/ John A. Young
	Name: Richard S. Hill		Name: John A. Young
	Title: Director		Title: Director

By	/s/ Krish A. Prabhu
Name: Krish A. Prabhu
Title: Director